RETIREMENT CORNERSTONE® SERIES ADV

Application for an Individual Annuity

Please make checks payable to:
AXA Equitable
First-Class Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

AXA EQUITABLE
Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619
For Assistance, please call 888-517-9900
www.axa-equitable.com

CONTRACT SPECIFICS

1. Type of Contract

A. ☐ Non-Qualified
☐ Traditional IRA
☐ Roth IRA
☐ Inherited IRA BCO[1] (Direct Transfer of Decedent IRA)
☐ Inherited Roth IRA BCO[1] (Direct Transfer of Decedent Roth IRA)
☐ Non Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1]
☐ Non Spousal QP Direct Rollover to an Inherited Roth IRA BCO[1]

[1] GMIB is not available.

B. Total Initial Contribution(s): $ ______________
Specify Method(s) of Payment:
☐ Check or Wire
☐ 1035 Exchange (from Single Owner Contract, NQ only)
☐ 1035 Exchange (from Joint Owner Contract, NQ only)
☐ CD or Mutual Fund Proceeds (NQ only)
☐ Direct Transfer (IRA or Roth)
☐ Rollover from eligible retirement plan (IRA or Roth)
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO)[1]
☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited Roth IRA BCO)[1]

[1] GMIB is not available.

2. Account Registration (Please print)

A. Owner **(Must be legal resident of US.)**

☐ Individual ☐ Trust ☐ UGMA/UTMA (State ____ Child's SSN ______________)
☐ Custodian (IRA/Roth) ☐ Other Non-Natural Owner ☐ Beneficiary of Deceased IRA Owner
☐ Non-Spousal Beneficiary of Deceased QP Participant
☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ______________ Daytime Phone # ______________

Name ____
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **EIN** ☐ **ITIN** ______________

____
U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9.

Email Address ______________________________

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th birthday. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

PATRIOT Act Information:[1]

1. Are you a US Citizen? (If "**Yes**" proceed to question 3.) ☐ **Yes** ☐ **No**
2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act, permits you to purchase this annuity? ☐ **Yes** ☐ **No**

____
US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation ______________ 4. Your Employer ______________

Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

____
Identification Number Exp. Date

[1] The Annuitant must complete this section if the Owner is not an individual.

AXA Equitable Life Insurance Company

Home Office: 1290 Avenue of the Americas, New York, NY 10104

x03679_National
AXA Distributors, LLC

ICC12 App 02 ADV12

FRNB148959
Cat. No. 148959 Series ADV
Page 1 of 8

B. Joint Owner **(Must be legal resident of US.) NQ only**

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ______________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐SSN ☐ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

Joint Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

C. Annuitant **(If other than Owner.)**

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ______________

Name ______________

(First) **(Middle Initial) (Last)**

Taxpayer Identification Number (Please check one.) ☐ **SSN** ☐ **ITIN** ______________

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If the Owner is not an individual the Annuitant must complete the Patriot Act Information section on the previous page.

D. Joint Annuitant

• For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ______________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐SSN ☐ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

3. Beneficiary(ies) **(Please use Special Instructions for Additional Beneficiaries.)**

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________ ____% ______________
Primary Beneficiary Name Relationship to Owner
☐SSN ☐EIN ☐ITIN ______________ ______________
(Optional) Date of Birth

2. ______________ ____% ______________
Primary Beneficiary Name Relationship to Owner
☐SSN ☐EIN ☐ITIN ______________ ______________
(Optional) Date of Birth

3. ______________ ____% ______________
Primary Beneficiary Name Relationship to Owner
☐SSN ☐EIN ☐ITIN ______________ ______________
(Optional) Date of Birth

B. Contingent

1. ______________ ____% ______________
Contingent Beneficiary Name Relationship to Owner
☐SSN ☐EIN ☐ITIN ______________ ______________
(Optional) Date of Birth

2. ______________ ____% ______________
Contingent Beneficiary Name Relationship to Owner
☐SSN ☐EIN ☐ITIN ______________ ______________
(Optional) Date of Birth

3. ______________ ____% ______________
Contingent Beneficiary Name Relationship to Owner
☐SSN ☐EIN ☐ITIN ______________ ______________
(Optional) Date of Birth

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Retirement Cornerstone — Series ADV
Page 2 of 8

4. Optional Guaranteed Benefit Rider Elections

Benefit Election Eligibility

Owner Issue Ages 20-80

- For Owner Issue ages 20-80 we will automatically issue the contract with the Guaranteed Minimum Income Benefit (GMIB) with Annual Reset combined with the Return of Principal death benefit unless you elect otherwise in Section 4A or 4C.
- If you accept the default rider with Annual Reset, please proceed to Section 5.
- If you accept the Annual Reset default, resets will occur automatically until such automatic resets are terminated. The reset will result in a new wait period of up to the later of 10 years or the original exercise date.
- You may elect a Guaranteed Minimum Death Benefit (GMDB) other than the Return of Principal in section 4B.
- For Owner issue ages 71 and older, the GMIB is only available with the Return of Principal GMDB or the Highest Anniversary Value death benefit.

Owner Issues Ages 81 and Older

- For Owner Issue ages 81 and older, the GMIB and GMDB are not available. Please proceed to Section 5.

The Death benefit, if any, in connection with the Investment Account Value is equal to amounts in the Investment Account Investment Options.

- The benefit riders are optional and may only be chosen at the time of the application. There are additional charges for these riders, unless otherwise noted.
- If you opt out of the GMIB at issue by declining it below in section 4A, you will not be able to add it later.
- Benefits under these riders apply only to amounts allocated to the Protected Benefit Account Investment Options.
- You may allocate amounts to the Protected Benefit Account Investment Options immediately or at a future date, subject to the terms and limitations of the contract.
- If you do not allocate amounts to the Protected Benefit Account Investment Options, these rider(s) will have no value under your contract until you allocate amounts at a future date.

4A: Guaranteed Minimum Income Benefit (GMIB)[1]

STOP **Eligible contracts will automatically issue with the GMIB combined with the Return of Principal death benefit[2].**

To opt out of the GMIB, please check the box below.

☐ I decline the GMIB

4B: Guaranteed Minimum Death Benefit (GMDB)

To elect a GMDB **other than** the Return of Principal death benefit[2], please make an election below:

STOP ☐ Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death benefit[1] **(Available for Owner Issue ages 20-70 only if you did not opt out of the GMIB in section 4A)**

☐ Highest Anniversary Value to age 85 death benefit **(Available as a standalone death benefit for Owner Issue ages 0–80 or in combination with GMIB).**

4C: Annual Reset Election

If you accepted the default rider, your contract will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected the "Greater of" GMDB each year that I am eligible.

To opt out of the Automatic Reset program, please check the box below.

☐ I decline the Automatic Reset Program

Or to elect a Customized Reset Program, check the box below.

☐ **Customized Reset Program** Reset my GMIB and if elected "Greater of" GMDB each year up to and including the contract anniversary date in the year _______ only. I understand the resets will only occur during this time period if I am eligible.

Reset will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new wait period to exercise the GMIB of up to the later of 10 years or the original exercise date.

---

[1] Not Available for Inherited IRA/Inherited Roth IRA.

[2] There is no charge for the Return of Principal death benefit.

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Retirement Cornerstone — Series ADV
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Retirement Cornerstone — Series ADV

ICC12 App 02 ADV12

5. Investment Selection

• You must allocate 100% of your initial contributions to either the Investment Options in Section 5A OR any Special Money Market DCA in Section 5B.

• All future allocations will be allocated according to the percentages below unless instructed otherwise by you.

• Contributions received after the Special DCA program terminates will be allocated to the Investment Account Investment Options and the Protected Benefit Account Investment Options according to the instructions below.

• If you do not allocate amounts to the Protected Benefit Account Investment Options, the optional rider(s) will have no value under your contract until you allocate amounts at a future date.

INVESTMENT ACCOUNT Investment Options

PROTECTED BENEFIT ACCOUNT Investment Options

Enter the total percent you wish to allocate to your Investment Account below. Percentages must be whole numbers.

The Protected Benefit Account Investment Options are only available to owner issue ages 0–80. Enter the total percent you wish to allocate to your Protected Benefit Account Investment Options below. Percentages must be whole numbers.

Total Percent Allocated to Investment Account Investment Options %

Total Percent Allocated to Protected Benefit Account Investment Options %

Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%

Choose either 5A or 5B below.

5A: Immediate Allocation

• Allocate immediately to the Investment Account Investment Options and/or the Protected Benefit Account Investment Options.

5B: Special Money Market Dollar Cost Averaging Program

• Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.

Check box for one time period.

3 months 6 months 12 months

• You may designate either or both the Investment Account Investment Options and the Protected Benefit Account Investment Options as the destination Option for DCA.

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed topage 5 to enter your allocation instructions.

Percentages must be whole numbers

Allocation %

Asset Allocation

% GB AXA Aggressive Strategy

% GB AXA Balanced Strategy

% GB AXA Conservative Growth Strategy

% GB AXA Conservative Strategy

% GB AXA Growth Strategy

% GB AXA Moderate Growth Strategy

% GB EQ/AllianceBernstein Dynamic Wealth Strategies

100% Protected Benefit Account Investment Options*

This amount represents 100% of the percentage shown above in the Protected Benefit Account Investment Options section.

ICC12 App 02 ADV12

Retirement Cornerstone — Series ADV

INVESTMENT ACCOUNT Investment Options

Percentages must be whole numbers

Allocation %

Asset Allocation

_____% All Asset Growth - Alt 20[1]
_____% AllianceBernstein VPS Balanced Wealth Strategy Portfolio
_____% AXA Aggressive Allocation
_____% AXA Aggressive Strategy
_____% AXA Balanced Strategy
_____% AXA Conservative Growth Strategy
_____% AXA Conservative Strategy
_____% AXA Growth Strategy
_____% AXA Moderate Allocation
_____% AXA Moderate Growth Strategy
_____% AXA Moderate-Plus Allocation
_____% BlackRock Global Allocation V.I. Fund
_____% EQ/AllianceBernstein Dynamic Wealth Strategies
_____% EQ/Franklin Core Balanced
_____% EQ/Franklin Templeton Allocation
_____% First Trust/Dow Jones Dividend & Income Allocation Portfolio
_____% Franklin Income Securities Fund
_____% Franklin Templeton VIP Founding Funds Allocation Fund
_____% Ivy Funds VIP Asset Strategy
_____% 7Twelve Balanced Portfolio

Large Cap

_____% BlackRock Large Cap Growth V.I. Fund
_____% EQ/BlackRock Basic Value Equity
_____% EQ/Boston Advisors Equity Income
_____% EQ/Capital Guardian Research
_____% EQ/Davis New York Venture
_____% EQ/JPMorgan Value Opportunities
_____% EQ/Montag & Caldwell Growth
_____% EQ/Mutual Large Cap Equity
_____% EQ/T. Rowe Price Growth Stock
_____% EQ/Van Kampen Comstock
_____% EQ/Wells Fargo Omega Growth
_____% Fidelity® VIP Contrafund® Portfolio
_____% Invesco V.I. Diversified Dividend Fund
_____% Ivy Funds VIP Dividend Opportunities
_____% Lord Abbett Classic Stock
_____% MFS® Investors Growth Stock Series
_____% MFS® Investors Trust Series
_____% Multimanager Aggressive Equity
_____% Multimanager Large Cap Value
_____% Mutual Shares Securities Fund

Small/Mid Cap

_____% American Century VP Mid Cap Value Fund
_____% EQ/AllianceBernstein Small Cap Growth
_____% EQ/AXA Franklin Small Cap Value Core
_____% EQ/GAMCO Small Company Value
_____% EQ/Morgan Stanley Mid Cap Growth
_____% Fidelity® VIP Mid Cap Portfolio
_____% Goldman Sachs VIT Mid Cap Value Fund
_____% Invesco V.I. Mid Cap Core Equity Fund
_____% Invesco V.I. Small Cap Equity Fund
_____% Ivy Funds VIP Mid Cap Growth
_____% Ivy Funds VIP Small Cap Growth
_____% Lord Abbett Growth Opportunities
_____% Multimanager Mid Cap Growth
_____% Multimanager Mid Cap Value
_____% Multimanager Small Cap Value

PLUS/Hybrid

_____% EQ/Global Multi-Sector Equity
_____% EQ/International Core PLUS
_____% EQ/International Value PLUS
_____% EQ/Large Cap Growth PLUS
_____% EQ/Large Cap Value PLUS
_____% EQ/Mid Cap Value PLUS

Allocation %

International/Global

_____% AllianceBernstein VPS International Growth Portfolio
_____% EQ/MFS International Growth
_____% EQ/Oppenheimer Global
_____% EQ/Templeton Global Equity
_____% Invesco V.I. International Growth Fund
_____% Lazard Retirement Emerging Markets Equity Portfolio
_____% MFS® International Value Portfolio
_____% Multimanager International Equity
_____% Templeton Developing Markets Securities Fund
_____% Templeton Foreign Securities Fund
_____% Templeton Growth Securities Fund

Sector/Specialty

_____% EQ/GAMCO Mergers and Acquisitions
_____% Invesco V.I. Global Real Estate Fund
_____% Ivy Funds VIP Energy
_____% Ivy Funds VIP Global Natural Resources
_____% Ivy Funds VIP Science & Technology
_____% MFS® Technology Portfolio
_____% MFS® Utilities Series
_____% PIMCO VIT CommodityRealReturn® Strategy Portfolio
_____% ProFund VP Biotechnology
_____% T. Rowe Price Health Sciences Portfolio - II
_____% Van Eck VIP Global Hard Assets Fund

Index

_____% EQ/Common Stock Index
_____% EQ/Equity 500 Index
_____% EQ/International Equity Index
_____% EQ/International ETF
_____% EQ/Large Cap Growth Index
_____% EQ/Large Cap Value Index
_____% EQ/Mid Cap Index
_____% EQ/Small Company Index

Fixed Income

_____% EQ/Core Bond Index
_____% EQ/Global Bond PLUS
_____% EQ/Intermediate Government Bond Index
_____% EQ/Money Market
_____% EQ/PIMCO Ultra Short Bond
_____% Fidelity® VIP Strategic Income Portfolio
_____% Franklin Strategic Income Securities Fund
_____% Guaranteed Interest Option (GIO) (maximum 25%)
_____% Invesco V.I. High Yield Fund
_____% Ivy Funds VIP High Income
_____% Lord Abbett Bond Debenture
_____% PIMCO VIT Emerging Markets Bond Portfolio
_____% PIMCO VIT Real Return Portfolio
_____% PIMCO VIT Total Return Portfolio
_____% Templeton Global Bond Securities Fund

100% **Investment Account Investment Options***
TOTAL%

* This amount represents 100% of the percentage is shown above in the Investment Account Investment Option section.

[1]Effective on or about 5/21/12.

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Retirement Cornerstone — Series ADV
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6. Broker Transfer Authority Disclosure

Yes. I have given authority to my registered representative to act as my agent and provide to AXA Equitable

Investment Option transfer instructions by telephone or electronically, and I hereby authorize AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our processing office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the financial professionals ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

7. Current Insurance

1. Do you have any other existing life insurance or annuities? Yes No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued? Yes No

If Yes to question number 2, complete the following:

Company Type of Plan Year Issued Contract Number

Company Type of Plan Year Issued Contract Number

Company Type of Plan Year Issued Contract Number

8. Contract State

The Contract State is your state of primary residence (Owner’s primary residential address from Section 2) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

I have a second residence where the application was signed (the state of sale) or

I work or maintain a business in the state where the application was signed (the state of sale).

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

9. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

Retirement Cornerstone — Series ADV

ICC12 App 02 ADV12 Page 6 of 8

10. Fraud Warnings

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

11. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

• In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.

• Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Section 2 are correct.

• All information and statements furnished in this application are true and complete to the best of my knowledge and belief.

• AXA Equitable may accept amendments to this application provided by me or under my authority.

• No registered representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.

• Charges under the Contract generally apply for the duration of the Contract.

• The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Contract and any optional benefit riders.

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.

• To receive the benefits under the rider(s), you must allocate amounts to the Protected Benefit Account Investment Options either immediately or at a future date, subject to the terms and limitations of the Contract. If AXA Equitable discontinues transfers and contributions to the Protected Benefit Account Investment Options, I/we will thereafter not be able to create or add to the benefit base.

• The rollup rate used for the rollup benefit bases under GMIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.

• The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.

• Allocations made to the Protected Benefit Account Investment Options will automatically be rebalanced on a quarterly basis.

• We reserve the right to change the charge for the Guaranteed Minimum Income Benefit Rider and the “Greater of” Guaranteed Minimum Death Benefit Rider up to a maximum rate of 2.00% at any time. You will have the option to drop the GMIB and GMDB if a fee increase is imposed. If we increase the charge for riders, you may elect to terminate your riders by submitting a written request to our Processing Office

.• Withdrawals under the Contract may reduce my optional benefit.

• An optional benefit may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit. I acknowledge that I have received the most current prospectus and supplement. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals.

ICC12 App 02 ADV12

Retirement Cornerstone — Series ADV

11. Signature and Acknowledgements (Continued) Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk “CD”, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service. When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

Proposed Owner’s Signature Signed at: City, State Date

Proposed Annuitant’s Signature (if other than Owner) Signed at: City, State Date

Proposed Joint Owner’s Signature (if other than Annuitant) Signed at: City, State Date

Proposed Joint Annuitant’s Signature (if other than Owner) Signed at: City, State Date

12. Registered Representative Section

1. Does the Proposed Insured have any existing life insurance or annuity contracts? . Yes No

2. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? . Yes No

3. Did you verify the identity and age by reviewing the driver’s license/passport of each Owner/Annuitant, inquire about the source of the customer’s assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official? . Yes No 4

4. Is the Proposed Insured currently an Active Duty* Member of the Armed Forces? . Yes No

(If “Yes”, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

? “Active Duty” means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

? or

? Primary Registered Representative Signature Social Security Number Rep. Code

% ( )—Print Name Phone Number

Client Account Number at Broker-Dealer Email Address Broker Dealer Name

Secondary Registered Representative Signature Social Security Number Rep. Code

% ( ) –

Print Name Phone Number

Retirement Cornerstone — Series ADV

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Cat No. 148959Page 8 of 8